Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	May 24, 2019

Footnotes to Form 4

(1) The shares of the Issuer reported are beneficially owned by: THL Holdco, LLC (“THL Holdco”); Thomas H. Lee Partners, L.P. (“THL”); Thomas H. Lee Advisors, LLC (“THL Advisors”); Thomas H. Lee Equity Fund VI, L.P. (“Equity Fund VI”); Thomas H. Lee Parallel (DT) Fund VI, L.P. (“(DT) Fund VI”); Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”); Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”); Thomas H. Lee Parallel Fund VII, L.P.  (“Parallel Fund VII”); Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”); THL Executive Fund VII (“Executive Fund VII”); THL Equity Fund VII Investors (inVentiv), L.P. (“Equity Fund VII (inVentiv)”); THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”); THL Coinvestment Partners, L.P. (“Coinvest Partners”); THL Operating Partners, L.P. (“THL Operating Partners”); THL Managers VI, LLC (“THL Managers VI”); THL Managers VII, LLC (“THL Managers VII”); Great-West Investors, L.P. (“Great-West Investors”); Putnam Investments Employees’ Securities Company III, LLC (“Putnam III”) (collectively with their affiliates, the “THL Funds”); Todd M. Abbrecht; and Joshua M. Nelson.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL, which in turn is the sole member of THL Equity Advisors VI (“Equity Advisors VI”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”) , the general partner of THL Operating Partners, the general partner of Fund VII Coinvest, and the general partner of Coinvest Partners. Equity Advisors VI is the general partner of Equity Fund VI, (DT) Fund VI, and Parallel Fund VI. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv). THL Advisors is the attorney-in-fact of Great-West Investors and Putnam, LLC. Putnam, LLC is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.

(3) Each of the Reporting Persons disclaims beneficial ownership of all shares of the Issuer for the purposes of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares of the Issuer directly held by the following entities following the transaction: 3,029,630 shares of common stock held by Equity Fund VI, 2,051,504 shares of common stock held by Parallel Fund VI, 358,357 shares of common stock held by Parallel (DT) Fund VI, 28,433 shares of common stock held by Coinvestment Partners, 5,399 shares of common stock held by THL Operating Partners, 15,515 shares of common stock held by Great-West Investors, 15,502 shares of common stock held by Putnam III LLC, 1,429,259 shares of common stock held by Equity Fund VII, 1,127,743 shares of common stock held by Parallel Fund VII, 1,511,529 shares of common stock held by Parallel (Cayman) Fund VII, L.P., 125,282 shares of common stock held by Executive Fund VII, 217,962 shares of common stock held by Fund VII Coinvest and 9,323,549 shares of common stock held by Equity Fund VII (inVentiv).

(5) Represents an award of restricted stock units to be settled in shares which vests in full one year from the grant date, or, if earlier, the date of the next subsequent annual meeting following the grant date but only to the extent the director is not re-elected as a non-employee director at such annual meeting, in each case, subject to continued service on the Issuer’s Board of Directors.

(6) Todd M. Abbrecht is a Managing Partner of THL.  Pursuant to the operative agreements among certain of the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, such as the Issuer, are to be held for the benefit of the THL Funds.

(7)  Joshua M. Nelson is a Managing Director of THL.  Pursuant to the operative agreements among certain of the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, such as the Issuer, are to be held for the benefit of the THL Funds.

(8) Represents shares of the Issuer directly owned by Managers VI.

(9) Represents shares of the Issuer directly owned by Managers VII.